Exhibit 10.4

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT, dated as of December 21, 2011 (this “Amendment”), to the Existing Loan Agreement (as defined below) is among GENCO SHIPPING & TRADING LIMITED, a company organized and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), the companies listed in Schedule 2 to the Existing Loan Agreement (the “Guarantors”), the Lenders (as such term is defined in the Existing Loan Agreement) signatory hereto (which Lenders constitute the Majority Lenders, as such term is defined in the Existing Loan Agreement (the “Consenting Lenders”)), CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as Agent (the “Agent”), and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as Security Trustee (the “Security Trustee”).

W I T N E S S E T H:

WHEREAS, pursuant to the Existing Loan Agreement, dated August 12, 2010 (as further amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Loan Agreement”), among the Borrower, the Guarantors, the Lenders, the Agent and the Security Trustee, the Lenders have agreed to make, and have made, Loans to the Borrower;

WHEREAS, the Borrower has requested and the Consenting Lenders have agreed, subject to the terms and conditions of this Amendment, to a temporary suspension of the undertakings contained in Clauses 12.2(d) and 12.2(e) of the Existing Loan Agreement for period commencing October 1, 2011 and ending on (and including) March 31, 2013 (the "Ratio Suspension Period"); and

WHEREAS, the Borrower, the Guarantors and the Consenting Lenders have agreed to certain other amendments to the Existing Loan Agreement.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.   Definitions.  Unless otherwise defined herein, words and expressions defined in the Existing Loan Agreement have the same meanings when used herein, including in the recitals hereto.

2.   Representations and Warranties.  To induce the Consenting Lenders to enter into this Amendment, each Obligor jointly and severally represents and warrants to each Credit Party that as of the date hereof (and after giving effect to this Amendment, in the case of clause (e)):

(a)   The Borrower and each Guarantor have the power and authority to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance by it of this Amendment.

(b)   The Borrower and each Guarantor have duly executed and delivered this Amendment, and this Amendment constitutes the legal, valid and binding obligation of the Borrower and of such Guarantor, enforceable against each such Obligor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity.

(c)   There have been no changes to the Certificate of Incorporation or By-Laws of any Obligor from the most recently delivered copies of such documents delivered to the Agent in connection with the Existing Loan Agreement.

(d)   Each of the representations and warranties made by the Borrower and each Guarantor in or pursuant to the Existing Loan Agreement or other Finance Documents to which it is a party, including those representations and warranties contained in Clause 11 of the Existing Loan Agreement, is true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof (except for those representations and warranties which by their terms expressly related to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(e)   The Borrower and each Guarantor are in compliance with all of the terms and provisions set forth in the Existing Loan Agreement and each other Finance Document on its part to be observed or performed and no Event of Default or Potential Event of Default has occurred and is continuing as of the date hereof after giving effect to this Amendment.

3.   Amendments to the Existing Loan Agreement and other Finance Documents.  Subject to the terms and conditions of this Amendment, the Existing Loan Agreement and other Finance Documents are hereby amended as follows:

(a)   All references to “this Agreement” set forth in the Existing Loan Agreement shall be deemed to refer to the Existing Loan Agreement, as amended and supplemented hereby, and all references in the other Finance Documents to “Loan Agreement” shall be deemed to refer to the Existing Loan Agreement as amended and supplemented hereby.

(b)   The definition of “LIBOR” set forth in Clause 1.1. of the Existing Loan Agreement shall be amended to add the following at the end thereof:

“provided, however, that if the rate so determined by the Agent is below zero, LIBOR will be deemed to be zero.”

4.   Temporary Covenant Suspension; Additional Covenants Effective During Ratio Suspension Period.

(a)   For the duration of the Ratio Suspension Period, the Borrower shall not be required to comply with the requirements of Clause 12.2(d) and 12.2(e) of the Existing Loan Agreement.

(b)   The Borrower will not permit, as of the last day of any fiscal quarter during the Ratio Suspension Period, the aggregate amount of its interest-bearing Consolidated Indebtedness to exceed 62.5% of the aggregate amount of its interest-bearing Consolidated Indebtedness plus its Consolidated Net Worth (as defined in the following sentence) at such time.  For purposes of, and only of, this Section 4(b), “Consolidated Net Worth” shall mean the Net Worth of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP without any deduction for any minority interests in Subsidiaries.

(c)   During the Additional Covenant Period (as defined in this Section 4(c)), the Borrower shall deliver to the Administrative Agent a written notice of any Additional Covenant (as defined in this Section 4(c)) included in an Additional Facility (as defined in this Section 4(c)) or an Amended Facility (as defined in this Section 4(c)) within five (5) Business Days of the date it enters into such Additional Facility or Amended Facility.  Such Notice shall be signed by the Borrower’s senior financial officer and set forth in reasonable detail a description of the Additional Covenant, including any defined terms used therein and related explanatory calculations.  Except for any Additional Covenant that has been expressly waived in writing by the Agent or Majority Lenders before the commencement of the Additional Covenant Period or is so waived in writing within fifteen days after the Agent’s receipt of a notice of the Additional Covenant, such Additional Covenant (i) shall be deemed automatically incorporated by reference into the Loan Agreement, mutatis mutandis, as if set forth fully therein, effective as of the date when such Additional Covenant shall have become effective under such Additional Facility or Amended Facility and the Administrative Agent will be authorized to execute an amendment to the Loan Agreement adding such covenant and (ii) shall be effective only during the Additional Covenant Period, after which time such Additional Covenant shall no longer have any force or effect.  During the Additional Covenant Period, any Additional Covenant incorporated into the Loan Agreement pursuant to this Section 4(c) shall be deemed automatically amended herein to reflect any subsequent amendments made to such Additional Covenant under the applicable Additional Facility or Amended Facility.  Upon the occurrence of any event described in the preceding sentence, the Agent may enter into any additional agreement or amendment to the Existing Loan Agreement evidencing the amendment of any such incorporated covenants.  All of the existing covenants in Clauses 12, 13, 14, 15 and 16 as of the date of this Amendment shall remain in the Existing Loan Agreement regardless of whether any Additional Covenants are incorporated into the Existing Loan Agreement.  For purposes of this Section 4(c):

(i)   “Additional Covenant” means a restrictive or financial covenant applicable to the Borrower or any of its Subsidiaries, whether expressed as a covenant, undertaking, restriction or other such provision which requires the maintenance of any particular financial ratio or metric or which prohibits or limits actions which the Borrower or any of its Subsidiaries could otherwise take (or permits any such action only upon satisfaction of specified conditions), which applicable covenant or restriction has no equivalent provision in the Existing Loan Agreement or would be more restrictive as to the Borrower or any of its Subsidiaries than the corresponding provision set forth therein.  Additional Covenants shall not  be deemed to include any covenant (A) directly relating to (x) lender commitment reductions or terminations or the amount or payment terms of principal, interest or fees payable under an Additional Facility or an Amended Facility or (y) additional collateral or other security granted to a lender or creditor under an Additional Facility or an Amended Facility; or (B) that would require the Borrower or any Subsidiary to (x) provide additional collateral or other security under the Existing Loan Agreement or any other Finance Document, whether due to the Borrower’s failure to maintain a specified financial ratio or metric or otherwise, or (y) maintain a particular collateral maintenance ratio or substantially similar financial ratio or metric.

(ii)   “Additional Covenant Period” means the period from December 21, 2011 through (and including) March 31, 2013.

(iii)   “Additional Facility” means a credit agreement, note purchase agreement, indenture, promissory note, letter agreement or similar agreement for borrowed money with other lenders or creditors of the Borrower (other than trade creditors) entered into by the Borrower during the Ratio Suspension Period; provided, however, that an Additional Facility shall not include an Amended Facility.

(iv)   “Amended Facility” means an amendment, modification, supplement or side letter entered into by the Borrower during the Ratio Suspension Period to a credit agreement, note purchase agreement, indenture, promissory note, letter agreement or similar agreement for borrowed money, in each case, which is in existence on December 21, 2011, with other lenders or creditors of the Borrower (other than trade creditors).

(d)   Notwithstanding Clause 12.2(g) of the Existing Loan Agreement, during the Ratio Suspension Period, the Borrower will not authorize, declare or pay any Dividends with respect to the Borrower.

(e)   For the avoidance of doubt, after the expiry of the Ratio Suspension Period, (i) the Borrower shall be required to comply with the requirements of Clauses 12.2(d) and 12.2(e) of the Existing Loan Agreement for periods thereafter and (ii) the Borrower shall not be required to comply with Sections 4(b), 4(c) and 4(d) of this Amendment.

5.   Fees and Expenses.  On or prior to the date hereof, provided this Amendment is effective, the Borrower shall pay each Consenting Lender an amendment fee equal to 0.25% of the outstanding principal amount of such Lender’s Loans (after giving effect to the prepayment of the Loan under Section 8(a)).  The Borrower shall pay promptly to the Agent all reasonable legal fees incurred by the Agent in connection with the preparation and execution of this Amendment.

6.   No Other Amendment, etc.  This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Existing Loan Agreement or any other Finance Document not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower or any other Obligor that would require an amendment, waiver or consent of the Agent, the Security Trustee or the Lenders under any of the Finance Documents except as expressly stated herein.  Except as expressly amended hereby, the provisions of the Existing Loan Agreement and the other Finance Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

7.   Other Documents.  By the execution and delivery of this Amendment, the Borrower and each Guarantor hereby consents and agrees that the Finance Documents and any other documents that have been or may be executed as security for any of its obligations under the Existing Loan Agreement and the other Finance Documents shall remain in full force and effect notwithstanding the amendments and supplements contemplated hereby

8.   Conditions Precedent.  The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:

(a)   Prepayment.  The Borrower shall have prepaid Three Million Dollars ($3,000,000) of the outstanding principal amount of the Loan.

(b)   Corporate Documents; Proceedings; etc.

(i)   The Agent shall have received a certificate, dated the date hereof, signed by an authorized officer of each Obligor, and attested to by the secretary or any assistant secretary of such Obligor, certifying copies of resolutions of such Obligor approving and authorizing such Obligor to execute this Amendment and each additional Finance Document to which it is a party, and each of the foregoing shall be reasonably acceptable to the Agent.

(ii)   The Agent shall have received for each Obligor a certificate from the Republic of the Marshall Islands as to the good standing of such Obligor.

(iii)   The Agent shall have received for each Guarantor a certificate from the Republic of Liberia as to the good standing of such Obligor as a foreign maritime entity in the Republic of Liberia.

(c)   Amendment and Finance Documents.

(i)   The Borrower and each Guarantor shall have executed and delivered to the Agent this Amendment.

(ii)   The Agent, Security Trustee and each Consenting Lender shall have executed and delivered to the Agent this Amendment.

(iii)   Each Obligor shall have executed each additional Finance Document as may be reasonably required by the Agent in connection with this Amendment.

(d)   Payment of Fees.  The Agents and the Lenders shall have received from the Borrower payment of all fees in connection with this Amendment, including such fees as are set forth in Section 5 hereof.

(e)   No Material Adverse Effect. As of the date hereof, no Material Adverse Effect, nor anything that could reasonably be expected to have a Material Adverse Effect, shall have occurred since December 31, 2010.

(f)   Financial Information.  The Agent shall have received such financial and other information concerning the Borrower as it may reasonably request.

(g)   Opinions of Counsel.

(i)   The Agent shall have received from Orrick, Herrington & Sutcliffe LLP, an opinion addressed to the Agent and each of the Lenders and dated the date hereof which shall be in form and substance reasonably acceptable to the Agent and cover such matters incidental to the transactions contemplated herein as the Agent may reasonably request.

(ii)   The Agent shall have received an opinion concerning the laws of the Republic of the Marshall Islands, which opinion shall be addressed to the Agent and each of the Lenders and dated the date hereof and shall be in form and substance reasonably acceptable to the Agent.

9.   Governing Law, Etc.

(a)   English Law.  This Amendment shall be governed by, and construed in accordance with, English law.

(b)   Exclusive English Jurisdiction.  Subject to Section 9(c), the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Amendment.

(c)   Choice of Forum for Exclusive Benefit of Creditor Parties.  Section 9(b) is for the exclusive benefit of the Creditor Parties, each of which reserves the rights:

(i)   to commence proceedings in relation to any matter which arises out of or in connection with this Amendment in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(ii)   to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

10.   Further Assurances.  The Borrower and each Guarantor hereby consents and agrees that if this Amendment or any of the other Finance Documents shall at any time be deemed, in the exercise of their good faith judgment, by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Lenders may be reasonably required in order more effectively to accomplish the purposes of this Amendment.

11.   Counterparts.  This Amendment may be executed in any number of counterparts.

12.   Headings; Amendment.  In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.  This Amendment cannot be amended other than by written agreement signed by the parties hereto.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

GENCO SHIPPING & TRADING LIMITED

By: /s/ John C. Wobensmith
Name: John C. Wobensmith
Title: Chief Financial Officer, Secretary, Treasurer

GENCO BAY LIMITED

By: /s/ John C. Wobensmith
Name: John C. Wobensmith
Title: Chief Financial Officer, Secretary, Treasurer

GENCO OCEAN LIMITED

By: /s/ John C. Wobensmith
Name: John C. Wobensmith
Title: Chief Financial Officer, Secretary, Treasurer

GENCO AVRA LIMITED

By: /s/ John C. Wobensmith
Name: John C. Wobensmith
Title: Chief Financial Officer, Secretary, Treasurer

GENCO MARE LIMITED

By: /s/ John C. Wobensmith
Name: John C. Wobensmith
Title: Chief Financial Officer, Secretary, Treasurer

GENCO SPIRIT LIMITED

By: /s/ John C. Wobensmith
Name: John C. Wobensmith
Title: Chief Financial Officer, Secretary, Treasurer

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT
BANK, in its capacity as Agent

By: /s/ Craig E. Stearns
Name: Craig E. Stearns
Title: Attorney-in-Fact

By: /s/ William S. Haft
Name:  William S. Haft
Title: Attorney-in-Fact

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT
BANK, in its capacity as Security Trustee

By: /s/ Craig E. Stearns
Name: Craig E. Stearns
Title: Attorney-in-Fact

By: /s/ William S. Haft
Name:  William S. Haft
Title: Attorney-in-Fact

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT
BANK, as Consenting Lender

By: /s/ Craig E. Stearns
Name: Craig E. Stearns
Title: Attorney-in-Fact

By: /s/ William S. Haft
Name:  William S. Haft
Title: Attorney-in-Fact

CREDIT INDUSTRIEL ET COMMERCIAL, as
Consenting Lender

By: /s/ Alex Aupoix
Name: Alex Aupoix
Title: Managing Director

By: /s/ Adrianne Molloy
Name: Adrianne Molloy
Title: Vice President

SKANDINAVISKA ENSKILDA BANKEN AB (publ), as
Consenting Lender

By: /s/ Ame Juell-Skielse
Name: Ame Juell-Skielse
Title:

By: /s/ Olof Myhrman
Name: Olof Myhrman
Title: